Exhibit 99.1

Columbia Care Reports Fourth Quarter and Full Year 2022 Results

Record Annual Revenue of $511.6 Million, an Increase of 11% YoY

Record Annual Gross Profit of $201.2 Million, an increase of 4% YoY

Record Annual Adjusted EBITDA1 of $67.4 Million, an Increase of 17% YoY

and Annual Adjusted EBITDA Margin1 of 13%, an Increase of 60bps YoY

NEW YORK, N.Y., March 29, 2023 – Columbia Care Inc. (NEO: CCHW) (CSE: CCHW) (OTCQX: CCHWF) (FSE: 3LP) (“Columbia Care” or the “Company”), one of the largest and most experienced cultivators, manufacturers and retailers of cannabis products in the U.S., today reported its financial and operating results for the fourth quarter and full year ended December 31, 2022. All financial information presented in this release is in U.S. GAAP and in thousands of U.S. dollars, unless otherwise noted.

“Columbia Care achieved record financial results again in 2022, as we continued to build scale and optimize our portfolio of assets within our strategically diverse retail footprint. Despite cyclicality in the fourth quarter coinciding with ongoing macroeconomic headwinds that impacted both the consumer, and in particular, wholesale market pricing, topline revenue grew to more than $511 million, up 11% over 2021, and we improved our Adjusted EBITDA margin by 60 basis points during that same time period. Our strategic position in the fastest growing markets in the country continues to drive revenue and earnings growth, as we see an increasing contribution from markets such as New Jersey and Virginia,” said Nicholas Vita, CEO of Columbia Care.

Vita continued, “We are focusing our footprint on those markets that can drive the most value for our patients, customers, and shareholders – and reducing exposure in markets that do not contribute to the bottom line. The ongoing operational and financial reprioritization of resources we began implementing in the fourth quarter of 2022, which included a targeted corporate restructuring, multiple cost-reduction measures, several non-core asset divestitures, implementing improvements in cultivation and manufacturing quality and efficiency, and optimizing our liquidity position, will provide a pathway to free cash flow generation in 2023. We are confident in the embedded growth in our strategic footprint and in the expected impact of the improvements we are making to influence our profitability, cash flow and liquidity position.”

Full Year 2022 U.S. GAAP Financial Highlights (in $ thousands, excl. margin items):

	Year Ended Dec 31,
	2022	2021	% YoY
Revenue	$511,578	$460,080	11.2%
Gross Profit	$201,211	$194,015	3.7%
Adj. Gross Profit[1,2]	$216,657	$201,678	7.4%
Adj. Gross Margin[1,2]	42.4%	43.8%	-148 bps
Adj. EBITDA[1,2]	$67,376	$57,852	16.5%

Fourth Quarter 2022 U.S. GAAP Financial Highlights (in $ thousands, excl. margin items):

	Q4 2022	Q3 2022	Q4 2021	% QoQ	% YoY
Revenue	$126,187	$132,733	$139,276	-4.9%	-9.4%
Gross Profit	$41,601	$52,113	$57,253	-20.2%	-27.3%
Adj. Gross Profit[1,2]	$47,182	$56,870	$61,995	-17.0%	-23.9%
Adj. Gross Margin[1,2]	37.4%	42.8%	44.5%	-546 bps	-712 bps
Adj. EBITDA[1,2]	$17,405	$20,993	$20,587	-17.1%	-15.5%

[1]

Denotes a Non-GAAP measure. See “Non-GAAP Financial Measures” in this press release for more information regarding the Company’s use of non-GAAP financial measures, as well as Table 4 for reconciliation, where applicable.

[2]	Excludes $5.6 million in Q4 2022, $4.8 million in Q3 2022, and $4.7 million in Q4 2021; see the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for additional disclosure.

Top 5 Markets by Revenue in Q4[3]: California, Colorado, New Jersey, Ohio, Virginia

Top 5 Markets by Adjusted EBITDA in Q4[3]: Massachusetts, New Jersey, Ohio, Pennsylvania, Virginia

[3]	Markets are listed alphabetically

Operational Highlights

Enhancing scale and optimizing best-in-class retail network:

•

Opened two Cannabist retail locations in Virginia (Carytown & Williamsburg) at the end of Q4 2022, and closed 1 unprofitable retail location (CO) in December 2022, ending the year with 84 active dispensaries

•

As part of ongoing efficiency initiatives to enhance profitability announced in January 2023, the Company closed 3 additional unprofitable locations (2 in Colorado, 1 in California) and subsequently signed a definitive agreement to divest 1 unprofitable location in Missouri

•	Also in Q1 2023, Company has opened 2 locations in Virginia (Hampton & Colonial Heights), bringing the current active retail location count to 83

•

Retail revenue remained flat in Q4 2022, with a slight improvement in same store sales, in spite of pricing headwinds; wholesale revenue declined 30% sequentially due to pricing pressure and intentional inventory management, which negatively impacted Q4 gross margin

•	Company’s two active New Jersey retail locations were among the top dispensaries in the portfolio; the third New Jersey retail location is in development

•	Virginia topline revenue grew nearly 100% YoY, as new retail locations were added and the patient population continues to grow; Adj. EBITDA Margin for the year increased 19 percentage points over 2021

•

Additional dispensaries in development include 4 in Virginia (scheduled to open in 2023), 1 in West Virginia (expected to open this week), 1 in New Jersey (expected to open in 2H 2023), and 1 currently in pursuit in Maryland

Proven cultivation expertise and execution:

•	In Q4 2022, the weighted average production cost per pound decreased by 8% across the portfolio

•	Enhanced production capabilities supported a shift in retail revenue product mix to include more concentrates, evidenced by a 5-percentage point increase in Q4 2022

•	Continued progress on optimization of production planning, genetics selection, environmental controls and plant management across the cultivation portfolio

•

Cultivation efficiency and standardization across markets continued to improve over prior performance, with multiple states seeing improved potency TAC% through strict adherence to standard operating procedures

Sustained momentum on branding initiatives at retail and product levels:

•

In October 2022, launched Hedy, a new cannabis-infused edibles brand, in six markets and in a variety of form factors and flavors; Hedy was developed using insights from our unique technological platforms, such as Forage, that help us better understand what our customers are seeking; Hedy is now available in Arizona, Colorado, Delaware, Illinois, Massachusetts, Missouri, New York, and Virginia

•

During Q4 2022, saw continued growth of Stash Cash, the loyalty program and mobile application that launched in 14 markets in Q3 2022; Stash Cash provides Company with enhanced opportunity to engage and retain customers and patients, as well as insight into customer behaviors and preferences

•	In Q1 2023, launched new line of formulated cannabis tablets, Press 2.0, in Delaware, Massachusetts, New Jersey, Virginia and West Virginia

•	In-house brands accounted for 61% of all flower sold at Columbia Care dispensaries in Q4 2022 and 66% in FY 2022

•	There are now 33 Cannabist locations in the U.S. with 5 additional openings planned in 2023

Capital Markets & Liquidity Highlights

•

The Company generated $5.2 million of positive cash flow from operations in Q4 2022 and exited the year with $48.2 million in cash; Company spent approximately $1.9 million of cash in Q4 as a result of cost-savings, low CAPEX and improved working capital management, compared to $31.4 million of cash spend in Q3 2022 – a sequential improvement of $29.5 million

•	Capital expenditures in Q4 were approximately $3.4 million and $73.8 million for 2022

•	On March 13, 2023, Company signed definitive agreement to divest interests in the Missouri market for approximately $7 million; Missouri market generated $1 million in EBITDA loss in 2022

•

On March 28, 2023, Company exercised its unilateral right to extend the maturity date of its 13% senior secured notes in the amount of $38.2 million, originally due May 14, 2023, to May 14, 2024; Company has no debt maturities prior to that date other than approximately $5.6 million convertible note in December 2023

•

The corporate restructuring initiatives announced in January 2023, which reduced or exited cultivation operations in 6 markets, closed 4 unprofitable retail stores in Colorado and California, and eliminated approximately 25% of our corporate positions, are expected to generate a net $35 million in annualized savings

•

Company has exited several markets and assets that were not accretive to positive cash flow, including closing its CBD and European business and selling its assets in Puerto Rico, which when combined with recent exit of Missouri, will generate an incremental savings of approximately $3 million annually going forward

Conference Call and Webcast Details

The Company will host a conference call on Wednesday, March 29, 2023 at 8:00 a.m. ET to discuss financial and operating results for the fourth quarter and full year of 2022.

To access the live conference call via telephone, participants must pre-register at https://register.vevent.com/register/BIe13a43cb0fb742c3b2fd08064bace8a8. After registering, instructions will be shared on how to join the call for those who wish to dial in. A live audio webcast of the call will also be available in the Investor Relations section of the Company’s website at https://investors.columbia.care/ or at https://edge.media-server.com/mmc/p/9ed8sm24.

A replay of the audio webcast will be available in the Investor Relations section of the Company’s website approximately 2 hours after completion of the call and will be archived for 30 days.

About Columbia Care

Columbia Care is one of the largest and most experienced cultivators, manufacturers and retailers of cannabis products and related services, with licenses in 16 U.S. jurisdictions. Columbia Care operates 126 facilities including 94 dispensaries and 32 cultivation and manufacturing facilities, including those under development. Columbia Care is one of the original multi-state providers of medical cannabis in the U.S. and now delivers industry-leading products and services to both the medical and adult-use markets. In 2021, the company launched Cannabist, its new retail brand, creating a national dispensary network that leverages proprietary technology platforms. The company offers products spanning flower, edibles, oils and tablets, and manufactures popular brands including Seed & Strain, Triple Seven, Hedy, gLeaf, Classix, Press, and Amber. For more information on Columbia Care, please visit www.columbia.care.

Non-GAAP Financial Measures

In this press release, Columbia Care refers to certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit and Adjusted Gross Margin. Columbia Care considers certain non-GAAP measures to be meaningful indicators of the performance of its business. These measures are not recognized measures under GAAP, do not have a standardized meaning prescribed by GAAP and may not be comparable to (and may be calculated differently by) other companies that present similar measures. Accordingly, these measures should not be considered in isolation from nor as a substitute for our financial information reported under GAAP. These non-GAAP measures are used to provide investors with supplemental measures of our operating performance and thus highlight trends in our business that may not otherwise be apparent when relying solely on GAAP measures. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented. We also recognize that securities analysts, investors and other interested parties frequently use non-GAAP measures in the evaluation of companies within our industry.

With respect to non-GAAP financial measures, the Company defines EBITDA as net income (loss) before (i) depreciation and amortization; (ii) income taxes; and (iii) interest expense and debt amortization. Adjusted EBITDA is defined as EBITDA before (i) share-based compensation expense; (ii) goodwill and intangible impairment, (iii) adjustments for acquisition and other non-core costs; (iv) gain on remeasurement of contingent consideration, net, (v) fair value changes on derivative liabilities; and (vi) fair value mark-up for acquired inventory. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenue. Adjusted Gross Profit is defined as gross profit before the fair mark-up for acquired inventory. Adjusted Gross Margin is defined as gross margin before the fair mark-up for acquired inventory.

The Company views these non-GAAP financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company’s business. The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Reconciliations of non-GAAP financial measures to their nearest comparable GAAP measures are included in this press release and a further discussion of some of these items will be contained in our annual report on Form 10-K.

Caution Concerning Forward-Looking Statements

This press release contains certain statements that constitute forward-looking information or forward looking statements within the meaning of applicable securities laws and reflect the Company’s current expectations regarding future events. Statements concerning Columbia Care’s objectives, goals, strategies, priorities, intentions, plans, beliefs, expectations and estimates, and the business, operations, financial performance and condition of the Company are forward-looking statements. The words “believe”, “expect”, “anticipate”, “estimate”, “intend”, “may”, “will”, “would”, “could”, “should”, “continue”, “plan”, “goal”, “objective”, and similar expressions and the negative of such expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward looking statements in this press release include, among others, statements related to: expectations related to growth, cost management and financial numbers including free cash flow, the Cresco transaction, and ongoing business expectations.

The Company has made assumptions with regard to its ability to execute on initiatives, which although considered reasonable by the Company, may prove to be incorrect and are subject to known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied by any forward-looking information. Forward-looking information involves numerous assumptions, including assumptions on the satisfaction of the conditions precedent to the closing of the Cresco transaction; the receipt of any necessary regulatory approvals in connection with the Cresco transaction; the impact of the Cresco transaction on the Company’s and Cresco’s current and future operations, financial condition and prospects; the value of the Cresco shares; the costs of the Cresco transaction and potential payment of a termination fee in connection with the Cresco transaction; the ability to successfully integrate with the operations of Cresco and realize the expected benefits of the Cresco transaction; the ability to sign and close divestiture transactions related to the Cresco transaction; access to public and private capital for buyers of assets being divested in relation to the Cresco transaction; the fact that marijuana remains illegal under federal law; the application of anti-money laundering laws and regulations to the Company; legal, regulatory or political change to the cannabis industry; access to the services of banks; access to public and private capital for the Company or for Cresco; unfavorable publicity or consumer perception of the cannabis industry; expansion into the adult-use markets; the impact of laws, regulations and guidelines; the impact of Section 280E of the Internal Revenue Code; the impact of state laws pertaining to the cannabis industry; the Company’s reliance on key inputs, suppliers and skilled labor; the difficulty of forecasting the Company’s sales; constraints on marketing products; potential cyber-attacks and security breaches; net operating loss and other tax attribute limitations; the impact of changes in tax laws; the volatility of the market price of the common shares of the Company; reliance on management; litigation; future results and financial projections; the impact of global financial conditions and disease outbreaks; projected revenue and expected gross margins, capital allocation, EBITDA break even targets and other financial results; growth of the Company’s operations via expansion; expectations for the potential benefits of any transactions including the acquisition of Green Leaf Medical and Medicine Man; statements relating to the business and future activities of, and developments related to, the Company after the date of this press release, including such things as future business strategy, competitive strengths, goals, expansion and growth of the Company’s business, operations and plans; expectations that planned transactions (including the Cresco transaction) will be completed as previously announced; expectations regarding cultivation and manufacturing capacity; expectations regarding receipt of regulatory approvals; expectations that licenses applied for will be obtained; potential future legalization of adult-use and/or medical cannabis under U.S. federal law; expectations of market size and growth in the U.S. and the states in which the Company operates; expectations for other economic, business, regulatory and/or competitive factors related to the Company or the cannabis industry generally; and other events or conditions that may occur in the future.

Forward-looking statements may relate to future financial conditions, results of operations, plans, objectives, performance or business developments. These statements speak only as at the date they are made and are based on information currently available and on the then current expectations. Holders of securities of the Company are cautioned that forward-looking statements are not based on historical facts but instead are based on reasonable assumptions and estimates of management of the Company at the time they were provided or made and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Securityholders should review the risk factors discussed under “Risk Factors” in Columbia Care’s Form 10-K for the year ended December 31, 2022, to be filed with the applicable securities regulatory authorities and as also described from time to time in other documents filed by the Company with U.S. and Canadian securities regulatory authorities.

The purpose of forward-looking statements is to provide the reader with a description of management’s expectations, and such forward-looking statements may not be appropriate for any other purpose. In particular, but without limiting the foregoing, disclosure in this press release as well as statements regarding the Company’s objectives, plans and goals, including future operating results and economic performance may make reference to or involve forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. A number of factors could cause actual events, performance or results to differ materially from what is projected in the forward-looking statements. No undue reliance should be placed on forward-looking statements contained in this press release. Such forward-looking statements are made as of the date of this press release. Columbia Care undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The Company’s forward-looking statements are expressly qualified in their entirety by this cautionary statement.

Investor Contact

Lee Ann Evans

SVP, Capital Markets

ir@col-care.com

Media Contact

Lindsay Wilson

VP, Communications

+1.978.662.2038

media@col-care.com

TABLE 1 - CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in US $ thousands, except share and per share figures, unaudited)

	Three Months Ended December 31		Year Ended December 31
	2022	2021	2022	2021
Revenue	$126,187	$139,276	$511,578	$460,080
Cost of sales	(84,518)	(77,282)	(310,163)	(258,402)
Cost of sales related to business combination fair value adjustments to inventory	(68)	(4,741)	(204)	(7,663)

Gross profit	41,601	57,253	201,211	194,015
Selling, general and administrative expenses	(402,358)	(142,098)	(617,451)	(304,380)

Loss from operations	(360,757)	(84,845)	(416,240)	(110,365)
Other income (expense), net	22,618	30,952	(16,454)	(36,349)
Income tax benefit (expense)	37,122	(770)	11,213	(139)

Net income (loss)	(301,017)	(54,663)	(421,481)	(146,853)
Net income (loss) attributable to non-controlling interests	(907)	(1,388)	(5,476)	(3,756)

Net income (loss) attributable to Columbia Care shareholders	$(300,110)	$(53,275)	$(416,005)	$(143,097)
Weighted average common shares outstanding - basic and diluted	400,467,851	370,786,916	392,571,102	338,754,694
Earnings per common share attributable to Columbia Care shareholders - basic and diluted	$(0.75)	$(0.14)	$(1.06)	$(0.42)

TABLE 2 - CONDENSED CONSOLIDATED BALANCE SHEET (SELECT ITEMS)

(in US $ thousands, unaudited)

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Cash	$48,154	$50,023	$81,440 $	168,424
Total current assets	237,177	208,515	256,110	323,883
Property and equipment, net	357,993	370,820	373,877	355,968
Right of use assets	219,895	259,655	254,849	250,413

Total assets	994,726	1,371,578	1,420,465	1,482,443
Total current liabilities	203,118	178,015	138,499	222,835
Total liabilities	787,823	870,701	892,496	952,743
Total equity	206,903	500,877	527,969	529,700

Total liabilities and equity	$994,726	$1,371,578	$1,420,465	$1,482,443

TABLE 3 - CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in US $ thousands, unaudited)

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Net cash provided by (used in) operating activities	$5,152	$(16,770)	$(71,961)	$(27,822)
Net cash (used in) investment activities	(3,369)	(14,276)	(28,127)	(29,555)
Net cash provided by (used in) financing activities	$(3,652)	$(371)	$13,454	$144,253

TABLE 4 - RECONCILIATION OF US GAAP TO NON-GAAP MEASURES

(in US $ thousands, unaudited)

	Three Months Ended December 31		Year Ended December 31
	2022	2021	2022	2021
Net income (loss)	$(301,017)	$(54,663)	$(421,481)	$(146,853)
Income tax (benefit) expense	(37,122)	770	(11,213)	139
Depreciation and amortization	21,711	19,201	84,788	53,002
Net interest and debt amortization	14,035	11,328	52,542	30,014

EBITDA (Non-GAAP)	$(302,393)	$(23,364)	$(295,364)	$(63,698)
Share-based compensation	$7,281	$6,989	$27,930	$25,018
Goodwill and intangible impairment	340,121	72,328	340,121	72,328
Adjustments for other acquisition and non-core costs	10,310	(57,163)	38,407	29,827
Gain on remeasurement of contingent consideration, net	(37,362)	23,582	(37,362)	—
Fair value changes on derivative liabilities	(620)	(6,526)	(6,560)	(13,286)
Fair value mark-up for acquired inventory	68	4,741	204	7,663

Adjusted EBITDA (Non-GAAP)	$17,405	$20,587	$67,376	$57,852